Registration No. 333-131301

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)

                Kansas                              48-0457967
        (State or other jurisdiction             (I.R.S. Employer
     of incorporation or organization)          Identification No.)

                2001 Edmund Halley Drive, Reston, Virginia 20191
                    (Address of Principal Executive Offices)
                            ------------------------

                     1997 LONG-TERM STOCK INCENTIVE PROGRAM
                            (Full title of the plan)
                            ------------------------

                            LEONARD J. KENNEDY, ESQ.
                                 General Counsel
                            Sprint Nextel Corporation
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (703) 433-4974



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                                Explanatory Note


     Sprint Nextel is filing this post-effective amendment to its Registration Statement on Form S-8 to include certain exhibits which were omitted from the original filing.

Exhibit
Number    Exhibits




4-B The rights of Sprint Nextel's equity security holders are defined in Article Fifth, Article Sixth, Article Seventh and Article Eighth of the Articles of Incorporation of Sprint Nextel. The Amended and Restated Articles of Incorporation are filed as Exhibit 3.1 to Sprint Nextel's Current Report on Form 8-K filed August 18, 2005, and incorporated herein by reference.

4-C Second Amended and Restated Rights Agreement between Sprint Nextel and UMB Bank, n.a., as Rights Agent, dated as of March 16, 2004 and effective as of April 23, 2004 (filed as Exhibit 1 to Amendment No. 5 to Sprint Nextel's Registration Statement on Form 8-A relating to the Rights, filed April 12, 2004, and incorporated herein by reference).

4-D Amendment dated as of June 17, 2005 to Second Amended and Restated Rights Agreement (filed as Exhibit 4(d) to Sprint Nextel's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and incorporated herein by reference).

4-E Provisions regarding the Kansas Control Share Acquisition Statute are set forth in Article II, Section 5 of the Bylaws of Sprint Nextel. Provisions regarding Stockholders' Meetings are set forth in Article III of the Bylaws. The Amended and Restated Bylaws are filed as Exhibit 3.2 to Sprint Nextel's Current Report on Form 8-K filed August 18, 2005, and incorporated herein by reference.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on the 2nd day of February, 2006.

                              SPRINT NEXTEL CORPORATION




                              By /s/ Gary D. Begeman
                                  G. D. Begeman, Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Name                      Title                            Date

GARY D. FORSEE*         President and Chief Executive        )
                        Officer and Director                 )
                        (Principal Executive Officer)        )
                                                             )
                                                             ) February 2, 2006
PAUL SALEH*             Chief Financial Officer              )
                        (Principal Financial Officer)        )
                                                             )
                                                             )
                                                             )
W. G. ARENDT*           Senior Vice President and Controller )
                        (Principal Accounting Officer)       )
                                                             )
                                                             )
TIMOTHY M. DONAHUE*     Chairman                             )
                                                             )
                                                             )
KEITH J. BANE*          Director                             )
                                                             )
                                                             )
GORDON BETHUNE*         Director                             )


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                                                             )
WILLIAM E. CONWAY*      Director                             )
                                                             ) February 2, 2006
                                                             )
FRANK M. DRENDEL*       Director                             )
                                                             )
                                                             )
JAMES H. HANCE, JR.*    Director                             )
                                                             )
                                                             )
V. JANET HILL*          Director                             )
                                                             )
                                                             )
I. O. HOCKADAY, JR.*    Director                             )
                                                             )
                                                             )
WILLIAM E. KENNARD*     Director                             )
                                                             )
                                                             )
LINDA K. LORIMER*       Director                             )
                                                             )
                                                             )
STEPHANIE SHERN*        Director                             )
                                                             )
                                                             )
WILLIAM SWANSON*        Director                             )



/s/ Gary D. Begeman
 * Signed by G. D. Begeman, Attorney-in-Fact,
   pursuant to Power of Attorney filed with this
   Registration Statement No. 333-131301


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